Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree and consent, pursuant to Rule 13d-1(k), to the joint filing of all Schedules 13D and/or Schedules 13G (including any amendments thereto) on behalf of such parties with respect to the Issuer.

SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

TRUSTEES OF AMENDMENT AND RESTATEMENT (DATED AS OF APRIL 22, 2005) OF VOTING TRUST UNDER AGREEMENT DATED AS OF JUNE 30, 1989

Signature:	/s/ Walter C. D. Carlson
Name/Title:	Walter C. D. Carlson, Trustee
Date:	05/08/2026

Signature:	/s/ Letitia G. Carlson, M.D.
Name/Title:	Letitia G. Carlson, M.D., Trustee
Date:	05/08/2026

Signature:	/s/ Prudence E. Carlson
Name/Title:	Prudence E. Carlson, Trustee
Date:	05/08/2026

APPENDIX A

Trustees of the Voting Trust

(I)	(a)	Name:
Walter C. D. Carlson
	(b)	Business Address:
Telephone and Data Systems, Inc. 30 North LaSalle Street Suite 4000 Chicago, Illinois 60602
	(c)	Present Principal Occupation or Employment:
President and Chief Executive Officer of Telephone and Data Systems, Inc.
	(f)	Citizenship:
United States
(II)	(a)	Name:
Letitia G. Carlson, M.D.
	(b)	Business Address:
Telephone and Data Systems, Inc. 30 North LaSalle Street Suite 4000 Chicago, Illinois 60602
	(c)	Present Principal Occupation or Employment:
Physician and Clinical Professor at George Washington University Medical Faculty
	(f)	Citizenship:
United States
(III)	(a)	Name:
Prudence E. Carlson
	(b)	Business Address:
Telephone and Data Systems, Inc. 30 North LaSalle Street Suite 4000 Chicago, Illinois 60602
	(c)	Present Principal Occupation or Employment:
Private Investor
	(f)	Citizenship:
United States
(IV)	(a)	Name:
Anthony J. M. Carlson
	(b)	Business Address:
Telephone and Data Systems, Inc. 30 North LaSalle Street Suite 4000 Chicago, Illinois 60602
	(c)	Present Principal Occupation or Employment:
President and Chief Executive Officer of Array Digital Infrastructure, Inc.
	(f)	Citizenship:
United States

APPENDIX B

Name	Number of Common Shares Beneficially Owned As of March 31, 2026	Percent of Class of Common Shares
Walter C. D. Carlson	250,619 (1)	*
Letitia G. Carlson, M.D.	221,340 (2)	*
Prudence E. Carlson	523,716 (3)	*
Anthony J. M. Carlson	32,123 (4)	*

*Less than 1% of class. All of such ownership involves sole power to vote or dispose of unless otherwise indicated below.

(1) Includes 28,899 TDS Common Shares that may be acquired upon conversion of TDS Series A Common Shares held outside of the Voting Trust and 221,720 TDS Common Shares held outside of the Voting Trust. Does not include (i) 1,692,228 TDS Series A Common Shares and 1,397,981 TDS Common Shares held in the Voting Trust for the benefit of Walter C. D. Carlson, his spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which 283,500 TDS Series A Common Shares and 421,115 TDS Common Shares, respectively, are held for the benefit of Walter C. D. Carlson, or (ii) 756,332 TDS Series A Common Shares and 693,752 TDS Common Shares held by a family partnership in such Voting Trust for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which Walter C. D. Carlson is a general partner. Beneficial ownership is disclaimed with respect to shares held for the benefit of persons other than Mr. Carlson in the Voting Trust.

(2) Includes 28,554 TDS Common Shares that may be acquired upon conversion of TDS Series A Common Shares held outside of the Voting Trust and 192,786 TDS Common Shares held outside of the Voting Trust. Does not include (i) 1,344,374 TDS Series A Common Shares and 1,227,115 TDS Common Shares held in the Voting Trust for the benefit of Letitia G. Carlson, M.D., her spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which 921,023 TDS Series A Common Shares and 114,450 TDS Common Shares are held for the benefit of Letitia G. Carlson, M.D., or (ii) 756,332 TDS Series A Common Shares and 693,752 TDS Common Shares held by a family partnership in such Voting Trust for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which Letitia G. Carlson, M.D. is a general partner. Beneficial ownership is disclaimed with respect to shares held for the benefit of persons other than Dr. Carlson in the Voting Trust.

(3) Includes 118,081 TDS Common Shares that may be acquired upon conversion of TDS Series A Common Shares held outside of the Voting Trust and 305,635 TDS Common Shares held outside of the Voting Trust. Also includes 100,000 TDS Common Shares that may be acquired upon conversion of TDS Series A Common Shares by trusts for which Prudence E. Carlson serves as trustee. Does not include (i) 1,193,807 TDS Series A Common Shares and 941,308 TDS Common Shares held in the Voting Trust for the benefit of Prudence E. Carlson, her spouse and/or their descendants (individually or through family partnerships, grantor retained annuity trusts, custodial arrangements and otherwise), of which 51,370 TDS Series A Common Shares and 68,723 TDS Common Shares are held for the benefit of Prudence E. Carlson, or (ii) 756,332 TDS Series A Common Shares and 693,752 TDS Common Shares held by a family partnership in such Voting Trust for the benefit of descendants and family members of LeRoy T. Carlson and his spouse, of which Prudence E. Carlson is a general partner. Beneficial ownership is disclaimed with respect to shares held for the benefit of persons other than Ms. Carlson in the Voting Trust.

(4) Includes 32,123 TDS Common Shares held outside of the Voting Trust. Does not include 77,445 TDS Series A Common Shares and 71,399 TDS Common Shares held in the Voting Trust.